Exhibit 99.1

Perma-Fix Hires Senior Industry Executive James A. Blankenhorn as COO

ATLANTA – February 22, 2011 - Perma-Fix Environmental Services, Inc. (NASDAQ: PESI) today announced that Mr. James A. Blankenhorn has been hired as Chief Operating Officer of the Company.  It is anticipated that Mr. Blankenhorn will begin his employment with Perma-Fix in late May 2011.

Dr. Louis F. Centofanti, Perma-Fix chairman and chief executive officer, commented, “Jim brings 24 years of experience in the nuclear industry supporting the Department of Energy’s Environmental Management and National Nuclear Security Administration programs, and Department of Defense programs.  In the past few years he has also authored and led technical and budget proposals that resulted in major contracts. His extensive background in all facets of operations and project management make him an exceptional addition to our team and we look forward to his contributions.”

Prior to joining Perma-Fix, Mr. Blankenhorn served in a variety of senior management positions at URS Corporation (NYSE: URS).  Most recently, he served as the deputy project manager for the West Valley Environmental Services, LLC, in western New York where he directed a staff of 360 in the deactivation, decommissioning and clean up of facilities at West Valley.  From 2008 to early 2010, Mr. Blankenhorn was program director with Los Alamos National Security, LLC, responsible for the Waste Disposition Project at the Los Alamos National Laboratory where he supervised 440 people and was responsible for improving performance and achieving cost savings while developing a long term strategy for legacy wastes.  Mr. Blankenhorn spent 18 years at the Westinghouse Savannah River Company, where he held a number of senior positions.  Since 1986, Mr. Blankenhorn has been an officer (Lieutenant Colonel (P)) in the U.S. Army and Army Reserves serving in leadership positions within the U.S. Army Nuclear, Biological and Chemical program. Mr. Blankenhorn holds a Master of Science degree – Strategic Studies from the U.S. Army War College, a Master of Science degree – Environmental/Hazardous Waste Management from National Technology University and a Bachelor of Science degree – Chemistry from the Florida Institute of Technology.

About Perma-Fix Environmental Services

Perma-Fix Environmental Services, Inc., a national environmental services company, provides unique mixed waste and industrial waste management services. The Company’s increased focus on nuclear services includes radioactive and mixed waste treatment services for hospitals, research labs and institutions, federal agencies, including DOE, DOD, and nuclear utilities. The Company’s industrial services treat hazardous and non-hazardous waste for a variety of customers including, Fortune 500 companies, federal, state and local agencies and thousands of other clients. Nationwide, the company operates seven major waste treatment facilities.

This press release contains “forward-looking statements” which are based largely on the Company's expectations and are subject to various business risks and uncertainties, certain of which are beyond the Company's control. Forward-looking statements generally are identifiable by use of the words such as “believe”, “expects”, “intends”, “anticipate”, “plans to”, “projects”, and similar expressions.  Forward-looking statements include, but are not limited to: it is anticipated that Mr. Blankenhorn will begin his employment with Perma-Fix in late May 2011. These forward-looking statements are intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995.  While the Company believes the expectations reflected in this news release are reasonable, it can give no assurance such expectations will prove to be correct. There are a variety of factors which could cause future outcomes to differ materially from those described in this release, including, without limitation, future economic conditions; industry conditions; and the additional factors referred to under "Special Note Regarding Forward-Looking Statements" of our 2009 Form 10-K, and Form 10-Q for the quarter ended March 31, 2010, June 30, 2010, and September 30, 2010. The Company makes no commitment to disclose any revisions to forward-looking statements, or any facts, events or circumstances after the date hereof that bear upon forward-looking statements.

Please visit us on the World Wide Web at http://www.perma-fix.com.

Contacts:
Dr. Louis F. Centofanti, Chairman and CEO	David K. Waldman-US Investor Relations
Perma-Fix Environmental Services, Inc.	Crescendo Communications, LLC
(770) 587-5155	(212) 671-1020 x101

Herbert Strauss-European Investor Relations
herbert@eu-ir.com
+43 316 296 316